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                                                                    EXHIBIT 5.1




                                  June 4, 1998



Board of Directors
GB, Inc.
202 Main Street
Kalispell, Montana  59903-0027

Board of Directors
Glacier Bancorp, Inc.
202 Main Street
Kalispell, Montana  59903-0027

Ladies and Gentlemen:

          We have acted as special Delaware counsel to GB, Inc., a Delaware corporation (the "Company"), and Glacier Bancorp, Inc., a Delaware corporation ("Glacier"), in connection with the proposed merger of Glacier with and into the Company (the "Merger") and the issuance in connection with such Merger of shares of Common Stock, par value $.01 per share, of the Company (the "Merger Shares"), covered by a registration statement (No. 333- ) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the "General Corporation Law").

          For the purpose of rendering our opinion as stated herein, we have examined and have relied as to certain matters of fact on the following documents:

               (i) the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware (the "Secretary") on March 24, 1998;

               (ii) a form of Certificate of Merger of the Company to be filed with the Secretary once the Merger has been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of Glacier entitled to vote thereon (the "Certificate of Merger");

               (iii) the Certificate of Incorporation of Glacier filed with the Secretary on




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Boards of Directors
June 4, 1998


October 3, 1990;

               (iv) a Certificate of Merger of Glacier filed with the Secretary on December 30, 1996;

               (v) the By-Laws of the Company as amended through the date hereof (the "By-laws");

               (vi) the By-Laws of Glacier as amended through the date hereof;

               (vii) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the organization of the Company, the proposed issuance of the Merger Shares and certain other related matters (the "Resolutions");

               (viii) resolutions adopted by the Board of Directors of Glacier relating to the Merger;

               (ix) a Plan and Agreement of Merger dated as of March____,1998, among Glacier and the Company (the "Merger Agreement");

               (x) a certificate of an officer of the Company dated [_________], 1998, relating to the foregoing documents and other matters; and

               (xi) certificates of the Secretary as to the good standing of the Company and Glacier.

          With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and that the foregoing documents, in the forms submitted to us for our review, have not been altered or amended in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of this opinion, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

          In addition to the foregoing, for the purpose of rendering our opinion as stated herein, we have also assumed that, prior to filing the Certificate of Merger with the Secretary, the Merger will be approved by the affirmative vote of the holders of two-thirds of the outstanding Merger Shares of Common Stock of Glacier entitled to vote thereon.

          Based upon and subject to the foregoing, and subject to the exceptions, assumptions, qualifications and limitations stated herein, it is our opinion that:



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Boards of Directors

June 4, 1998


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               (i) the Merger Shares are duly authorized for issuance and, when issued in accordance with the Resolutions and the Merger Agreement and the Certificate of Merger has been filed with the Secretary, will be validly issued, fully paid and nonassessable;

               (ii) when the Certificate of Merger has been filed with the Secretary, the Merger will be effective.

          The foregoing opinions are limited to the General Corporation Law. We have not considered and express no opinion on the effect of (i) any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities and other federal laws or regulations or the rules and regulations of stock exchanges or of any other regulatory body, or (ii) any equitable considerations, as to which we have no information.


          We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and we hereby consent to the filing of this opinion with the Securities and Exchange Commission. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is rendered solely for your benefit and the benefit of the holders of Glacier Common Stock in connection with the matters addressed herein and is not to be used, quoted, circulated or otherwise referred to without our express written permission.



                                               Very truly yours,



                                               /s/ DUANE, MORRIS & HECKSCHER LLP
                                               ---------------------------------